SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     ____________________________________

                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report  (Date of earliest event reported) July 3, 1996 (June 27,
     1996)



                          CAI WIRELESS SYSTEMS, INC.


            (Exact name of registrant as specified in its charter)



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
     Connecticut                        0-22888                        06-1324691
   (State or other                 (Commission File                   (IRS Employer
   jurisdiction of                      Number)                    Identification No.)
   incorporation)
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                      18 CORPORATE WOODS BLVD., ALBANY, NY 12211
              (Address of principal executive offices)  (Zip Code)


        Registrant's telephone number, including area code    (518) 462-2632






         (Former name or former address, if changed since last report)








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Item 5.  OTHER EVENTS

      The Company successfully transmitted digital video, audio programming and data signals on June 27, 1996 at a demonstration held in Rochester, New York for members of the financial community. The demonstration included digitally encoded satellite and local broadcast television programming, as well as the company's high-speed Internet-receive service that transmits 10 megabits per second.

      CAI demonstrated its wireless cable transmission system using five to one digital compression. The successful demonstration underscores the viability of multipoint multichannel distribution systems (MMDS) in a digital environment (also known as digital wireless cable technology). The MMDS technology uses the
2.5 gigahertz (Ghz) portion of the electromagnetic spectrum to transmit a variety of signals, including "cable" television and local programming, to subscribers' homes.

      The Company is deploying digital transport networks that provide laserdisc picture quality and CD-quality sound using a main transmitter and a series of boosters. The boosters, which retransmit the main antenna's signal, beam programming to subscribers' homes and create multiple lines-of-sight, are designed to reach a minimum of 75 percent of the homes in the market.




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                                      SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


          SIGNATURE                         TITLE                        DATE


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/S/ JARED E. ABBRUZZESE             Chairman, Chief Executive Officer,   July 3, 1996
     Jared E. Abbruzzese            and Director (Principal Executive
                                    Officer)



/S/ JAMES P. ASHMAN                 Executive Vice President, Chief      July 3, 1996
       James P. Ashman              Financial Officer and Director
                                    (Principal Financial Officer)

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